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RENTRAK REPORTS FISCAL 2014 FIRST QUARTER FINANCIAL RESULTS

-- Company Posts 24 Percent Increase in Consolidated Revenue;
Generates More than $3.0 Million in Cash for the Quarter --

PORTLAND, OR (August 7, 2013) - Rentrak Corporation (Nasdaq: RENT), a leader in multi-screen media measurement serving the advertising, television and movie industries, today announced financial results for its first fiscal quarter ended June 30, 2013.

Consolidated revenue increased 24 percent to $28.8 million for the first quarter of fiscal 2014 from $23.2 million for the same period last year, reflecting 25 percent growth in Rentrak’s Advanced Media and Information (AMI) business, and 23 percent growth in the company’s Home Entertainment business.

Revenue in the company’s AMI division improved to $15.8 million for the fiscal 2014 first quarter, up from $12.6 million for the same period last year, and represented 55 percent of Rentrak’s consolidated revenue, versus 54 percent last year. Revenue in the company’s Home Entertainment business rose to $13.1 million from $10.6 million for last year’s first fiscal quarter.

“All of Rentrak’s business units performed very well this quarter, as we generated the highest level of sales growth since our current management team has been in place, and the fifth consecutive quarter of year-over-year consolidated revenue growth,” said Bill Livek, Rentrak’s Vice Chairman and Chief Executive Officer. “The hard work of our team resulted in meeting or surpassing our expectations in nearly every part of our organization.”

(revenue in millions)	1Q FY14	1Q FY13	Percent Change
Box Office Essentials®	$6.5	$6.0	8%
TV Essentials®	$5.7	$3.7	52%
OnDemand Everywhere™	$3.6	$2.9	24%
Total AMI	$15.8	$12.6	25%

Total Home Entertainment	$13.1	$10.6	23%

Consolidated Revenue	$28.8	$23.2	24%
         Numbers may not sum due to rounding.
Gross margin was 46 percent of consolidated revenue for the first quarter of fiscal 2014, compared with 50 percent for the same period last year. Gross margin for the company’s AMI business was 60 percent for the first quarter of fiscal 2014, compared with 66 percent a year ago. The change was due primarily to a shift in revenue mix, with a greater percentage being generated by the company’s TV Essentials® business. Gross margin for Rentrak’s Home Entertainment business was 28 percent for the first quarter of fiscal 2014, compared with 30 percent last year.

Rentrak Reports Fiscal 2014 First Quarter Financial Results
August 7, 2013

Operating expenses for the fiscal 2014 first quarter totaled $14.2 million, compared with $12.2 million for the fiscal 2013 first quarter. The increase mainly reflected a 10 percent increase in costs associated with the expansion of Rentrak's AMI business, after offsetting a $621,000 credit related to the company's stock-based compensation agreement with DISH Network L.L.C. in the fiscal 2013 first quarter. The increase in costs was due to adding employees and other expenses related to growth in the company's TV business.

Operating loss for the first quarter of fiscal 2014 was $1.0 million, which included $1.4 million in stock-based compensation costs and $84,000 in acquisition-related costs. For last year’s first fiscal quarter, operating loss was $644,000, which included $1.5 million in stock-based compensation costs, $198,000 in reorganization costs, and $130,000 in acquisition-related costs, offset by the $621,000 credit noted above. Excluding these amounts for both periods, operating income would have been $464,000 for the fiscal 2014 first quarter, compared with $593,000 for the fiscal 2013 first quarter.

Net loss totaled $1.2 million, or $0.10 per share, for the first quarter of fiscal 2014, compared with a net loss of $618,000, or $0.06 per share, for the same period last year. Excluding the costs already mentioned for both periods, net income for the fiscal 2014 first quarter would have been $292,000, or $0.03 per diluted share, compared with $619,000, or $0.05 per diluted share, for the first quarter of fiscal 2013. The reconciliation of these non-GAAP earnings per share (EPS) to EPS, the most comparable financial measure based upon generally accepted accounting principles (GAAP), as well as a further explanation about non-GAAP EPS, is included in the financial tables at the end of this press release.

Adjusted EBITDA (a non-GAAP measure) was $1.9 million for the first quarter of fiscal 2014, compared with $1.7 million for the first quarter of fiscal 2013. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation about adjusted EBITDA, is included in the financial tables at the end of this press release.

The company generated $3.3 million in cash from operating activities for the first quarter of fiscal 2014, compared with $337,000 for the comparable fiscal 2013 period.

Rentrak’s cash, cash equivalents and marketable securities balance grew to $21.6 million at June 30, 2013, up from $20.4 million at March 31, 2013. The company’s cash balances include a $2.0 million investment made in the second quarter of fiscal 2013 in its Chinese TV measurement joint venture, Sinotrak. Rentrak’s Chinese joint venture partner contributed 51 percent of this funding. The joint venture will measure viewership on all forms of video screens from digital devices in China.

Rentrak recently achieved several important milestones including:

•	Signing six Scripps television networks, including HGTV, the Food Network, Great American Country, the Cooking Channel, DIY, and the Travel Channel.

•
Launching Rentrak's Digital Download Essentials™ Industry service, the first service in the U.S. to provide studios with competitive title-level purchase and rental data for digital movies from licensees such as iTunes, Amazon Instant Video, Google Play, Xbox Live, PlayStation, Wal-Mart’s Vudu service, and other over-the-top providers on an aggregate basis.

•
Launching PreAct™, a social media tracking tool that monitors consumer conversations about a film as early as one year before release, to help content creators estimate a film's gross revenues and adjust pre-release marketing campaigns.

•	Expanding the company’s growing roster of clients, including several top local and national advertising agencies, television networks and local TV stations.

•	Serving more than 230 local TV station clients across more than 50 TV station groups, up from approximately 190 local TV stations and more than 40 station groups one year ago.

Long-Term Outlook
Rentrak said that it remains confident in its ability to continue generating substantial growth in revenue, including:

•	80 percent annual revenue growth in its TV business in fiscal 2014. Gross margins are expected to be in the 50 percent range annually.

•	12 percent revenue growth in the company's Box Office business annually, with gross margins in the 75 percent range.

•	20 percent annual revenue growth in its OnDemand Everywhere™ business, with gross margins in the 75 percent range.

•	Five to eight percent revenue growth in Home Entertainment revenues for fiscal 2014, with gross margins approximating 27 percent.

Conference Call
Rentrak will hold a conference call at 5:00 p.m. ET/2:00 p.m. PT today to discuss its 2014 first quarter financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 877-941-8609 from the U.S. or Canada, or 480-629-9645 from international locations, conference ID 4629811. This call is being webcast and can be accessed at Rentrak’s

Rentrak Reports Fiscal 2014 First Quarter Financial Results
August 7, 2013

Web site at www.rentrak.com, where it will be archived through August 7, 2014. An audio replay of the conference call will be available through midnight August 14, 2013 by dialing 800-406-7325 from the U.S. or Canada, or 303-590-3030 from international locations, passcode 4629811.
About Rentrak Corporation
Rentrak (RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using our proprietary intelligence and technology, combined with advanced demographics, only Rentrak is the census currency for VOD and Movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including, without limitation, expected rates of revenue increase in Rentrak’s Home Entertainment business for fiscal 2014, Rentrak’s ability to continue generating substantial growth in AMI revenue and estimated gross margins for the AMI and Home Entertainment businesses. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, the company’s ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.
RENTF
# # #
(Financial Tables Follow)

Rentrak Reports Fiscal 2014 First Quarter Financial Results
August 7, 2013

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended
	June 30,
	2013	2012
Revenue	$28,842	$23,223
Cost of sales	15,692	11,711
Gross margin	13,150	11,512
Operating expenses:
Selling and administrative	14,169	12,156
Loss from operations	(1,019)	(644)
Other income:
Interest income, net	47	79
Loss before income taxes	(972)	(565)
Provision for income taxes	226	53
Net loss	(1,198)	(618)
Net loss attributable to noncontrolling interest	(7)	—
Net loss attributable to Rentrak Corporation	$(1,191)	$(618)
Net loss per share attributable to Rentrak Corporation common stockholders:
Basic	$(0.10)	$(0.06)
Diluted	$(0.10)	$(0.06)
Shares used in per share calculations:
Basic	12,062	11,207
Diluted	12,062	11,207

Rentrak Reports Fiscal 2014 First Quarter Financial Results
August 7, 2013

Rentrak Corporation and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts) (Unaudited)

	6/30/2013	March 31, 2013

Assets
Current Assets:
Cash and cash equivalents	$4,081	$3,835
Marketable securities	17,549	16,588
Accounts and notes receivable, net of allowances for doubtful accounts of $828 and $866	15,479	16,682
Taxes receivable and prepaid taxes	193	—
Other current assets	2,137	2,188
Total Current Assets	39,439	39,293
Property and equipment, net of accumulated depreciation of $21,109 and $19,925	14,515	14,262
Goodwill	4,993	4,998
Other intangible assets, net of accumulated amortization of $2,559 and $2,343	12,294	12,396
Other assets	830	830
Total Assets	$72,071	$71,779
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,333	$5,856
Accrued liabilities	5,982	4,369
Accrued compensation	3,736	5,862
Deferred tax liabilities	46	36
Deferred revenue and other credits	2,638	2,610
Total Current Liabilities	18,735	18,733
Deferred rent, long-term portion	2,308	2,238
Taxes payable, long-term	709	713
Deferred tax liability, long-term	1,069	574
Note payable and accrued interest	—	550
Total Liabilities	22,821	22,808
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 11,897 and 11,892	12	12
Capital in excess of par value	76,999	75,508
Accumulated other comprehensive income	17	31
Accumulated deficit	(28,760)	(27,569)
Stockholders’ Equity attributable to Rentrak Corporation	48,268	47,982
Noncontrolling interest	982	989
Total Stockholders’ Equity	49,250	48,971
Total Liabilities and Stockholders’ Equity	$72,071	$71,779

Rentrak Reports Fiscal 2014 First Quarter Financial Results
August 7, 2013

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	For the Three Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,198)	$(618)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	1,417	1,150
Stock-based compensation	1,399	909
Deferred income taxes	505	(14)
Loss on disposition of assets	—	1
Interest on note payable	—	6
Adjustment to allowance for doubtful accounts	(38)	(28)
(Increase) decrease in:
Accounts and notes receivable	1,203	2,067
Taxes receivable and prepaid taxes	(193)	—
Other assets	146	(150)
Increase (decrease) in:
Accounts payable	477	(702)
Taxes payable	(97)	15
Accrued liabilities and compensation	(388)	(1,850)
Deferred revenue	29	(388)
Deferred rent	69	(61)
Net cash provided by operating activities	3,331	337
Cash flows from investing activities:
Purchase of marketable securities	(1,000)	—
Payments made to develop intangible assets	(80)	(57)
Purchase of property and equipment	(1,891)	(1,606)
Net cash used in investing activities	(2,971)	(1,663)
Cash flows from financing activities:
Issuance of common stock	—	543
Net cash provided by financing activities	—	543
Effect of foreign exchange translation on cash	(114)	(304)
Increase (decrease) in cash and cash equivalents	246	(1,087)
Cash and cash equivalents:
Beginning of period	3,835	5,526
End of period	$4,081	$4,439
Supplemental non-cash information:
Capitalized stock-based compensation	$124	$114
Common stock used to pay for option exercises	69	58
Decrease in leasehold improvements related to forgiven loan	550	—

Rentrak Reports Fiscal 2014 First Quarter Financial Results
August 7, 2013

Rentrak Corporation and Subsidiaries Information by Segment (In thousands) (Unaudited)

	For the Three Months Ended June 30,
	2013	2012
AMI
Sales to external customers	$15,758	$12,611
Gross margin	$9,469	$8,317
Income from operations	$1,766	$1,942

HOME ENTERTAINMENT
Sales to external customers	$13,084	$10,612
Gross margin	$3,681	$3,195
Income from operations	$2,202	$1,799

TOTAL OPERATING SEGMENTS
Sales to external customers	$28,842	$23,223
Gross margin	$13,150	$11,512
Income from operations	$3,968	$3,741

Note: The segment operating income figures do not include corporate and other expenses which are not allocated to a specific segment.

Rentrak Reports Fiscal 2014 First Quarter Financial Results
August 7, 2013

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended June 30,
	2013	2012
Net loss attributable to Rentrak Corporation	$(1,191)	$(618)
Adjustments:
Provision for income taxes	226	53
Interest income, net	(47)	(79)
Depreciation and amortization	1,417	1,150
Stock-based compensation (1)	1,399	1,530
Adjusted EBITDA	$1,804	$2,036
DISH stock-based compensation	—	(621)
Acquisition costs	84	130
Reorganization costs	—	198
Adjusted EBITDA before DISH stock-based compensation, acquisition and reorganization costs	$1,888	$1,743
(1) Excludes DISH stock-based compensation

	For the Three Months Ended June 30,
	2013	2012
Diluted EPS, as reported	$(0.10)	$(0.06)
DISH stock-based compensation	—	(0.06)
Other items:
Acquisition costs	0.01	0.01
Reorganization costs	—	0.02
Stock-based compensation(1)	0.12	0.14
Total other items	0.13	0.17
Diluted EPS, non-GAAP	$0.03	$0.05
(1) Excludes DISH stock-based compensation

About Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP diluted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three month periods ended June 30, 2013 and 2012 are included in the above table. Rentrak’s management believes that Adjusted EBITDA is helpful as an indicator of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak also adjusts for acquisition and non-recurring costs as Rentrak’s management believes this provides a useful metric by which to compare the performance from period to period. In addition, Rentrak’s management believes that these costs as well as stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. No tax rate was applied to these adjustments because the company has established a valuation reserve against its deferred tax assets and, as such, the prior period tax rates used previously have been updated. Due to the nature of the company’s equity and stock-based compensation plans and arrangements, costs associated with acquisitions and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance.